United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Fidelity National Information Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-16427	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of principal executive offices)

(904) 438-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Fourth Amendment and Restatement of Credit Agreement.

On April 23, 2013, Fidelity National Information Services, Inc. (“FIS”), the other financial institutions party thereto as lenders, certain financial institutions as swing line lenders and letter of credit issuers and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into a Fourth Amendment and Restatement Agreement dated as of April 23, 2013 (the “Amendment Agreement”). Under the Amendment Agreement, the Amended and Restated Credit Agreement dated as of January 18, 2007 (as amended and restated as of June 29, 2010, supplemented by the Joinder Agreement dated as of July 16, 2010, and further amended and restated as of December 19, 2011 and as of March 30, 2012), among FIS and certain subsidiaries of FIS party thereto from time to time, as borrowers, the Administrative Agent, and certain other parties thereto (as amended and supplemented through March 30, 2012, the “Existing Credit Agreement”), was further amended and restated in the form of that certain Fourth Amended and Restated Credit Agreement dated as of April 23, 2013 (as supplemented, amended and restated through April 23, 2013, the “Restated Credit Agreement”).

The Amendment Agreement amends the Existing Credit Agreement to: (i) create a new tranche of term loans maturing on March 30, 2017 (the “Term A-4 Loans”); (ii) repay in full all existing term loans under the Existing Credit Agreement, which loans were scheduled to mature on March 30, 2017 and had an outstanding principal balance of $1.995 billion immediately prior to such repayment (the “Term A-3 Loans”); (iii) create a new tranche of revolving credit commitments maturing on March 30, 2017 (the “Revolving Credit Commitments”); (iv) terminate all of the existing revolving credit commitments under the Existing Credit Agreement, which commitments were scheduled to expire on March 30, 2017 to such termination (the “Prior Revolving Credit Commitments”); (v) reduce the amortization applicable to FIS’s term loans; (vi) modify the Existing Credit Agreement to remove mandatory prepayment requirements related to excess cash flow and proceeds of asset dispositions; (vii) modify the Existing Credit Agreement to remove all provisions contemplating the granting of liens on the equity interests issued by certain of the subsidiaries of FIS; and (viii) make certain other revisions to the Existing Credit Agreement. Those subsidiaries of FIS that were guarantors of the obligations of FIS under the Existing Credit Agreement immediately prior to the effectiveness of the Amendment Agreement continue to be guarantors of the obligations of FIS under the Restated Credit Agreement.

Both the Term A-4 Loans and the Revolving Credit Commitments under the Restated Credit Agreement bear interest at a rate that varies according to a ratings-based pricing grid, with pricing based from time to time at the election of FIS on either a Eurocurrency Rate plus an applicable margin ranging from 1.25% to 2.0% or a Base Rate plus an applicable margin ranging from 0.25% to 1.0% (the applicable margins for the Term A-3 Loans and Prior Revolving Credit Commitments under the Existing Credit Agreement ranged from 1.5% to 2.25% for Eurocurrency Rate loans and from 0.5% to 1.25% for Base Rate loans). In addition, the Revolving Credit Commitments under the Restated Credit Agreement are subject to a commitment fee on the unused portion of such commitments based on a ratings-based pricing grid, with such fee ranging from 0.25% to 0.35% of the unused portion of the Revolving Credit Commitments (the commitment fee for the Prior Revolving Credit Commitments under the Existing Credit Agreement ranged from 0.25% to 0.40%). The Term A-4 Loans require principal amortization payments on a quarterly basis, at amounts which increase over time, initially beginning at 0.625% of the April 23, 2013 principal balance of the Term A-4 Loans and rising to 1.25% of the April 23, 2013 principal balance of the Term A-4 Loans, with an aggregate of 16.875% of the April 23, 2013 principal balance of the Term A-4 Loans required to be repaid through quarterly principal amortization payments prior to the maturity date of the Term A-4 Loans.

On April 23, 2013, after giving effect to the transactions occurring under the Amendment Agreement and the Restated Credit Agreement, the aggregate amount of funded loans and available commitments under the Restated Credit Agreement is $4.0 billion consisting of: (a) an aggregate outstanding principal amount of Term A-4 Loans of $2.0 billion; and (b) an aggregate amount of Revolving Credit Commitments of $2.0 billion.

The foregoing descriptions of the Amendment Agreement and the Restated Credit Agreement are qualified in their entirety by reference to the actual terms of such documents, copies of which are attached as Exhibit 10.1 (with respect to the Amendment Agreement and, through its Annex A, the Restated Credit Agreement) to this report and are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Fourth Amendment and Restatement of Credit Agreement” is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On April 23, 2013, FIS issued a press release announcing that it has closed the amendment and restatement of the Restated Credit Agreement.

FIS is using the proceeds of the Term A-4 Loans: (a) to repay in full the Term A-3 Loans; (b) to pay related fees and expenses; and (c) for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Fourth Amendment and Restatement Agreement, dated as of April 23, 2013, by and among FIS, each lender party thereto and the Administrative Agent, together with its Schedules and Annex, including the Fourth Amended and Restated Credit Agreement dated as of April 23, 2013.

99.1	Press Release dated April 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.

Date: April 23, 2013	By:	/s/ Michael P. Oates
	Name:	Michael P. Oates
	Title:	Corporate Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Fourth Amendment and Restatement Agreement, dated as of April 23, 2013, by and among FIS, each lender party thereto and the Administrative Agent, together with its Schedules and Annex, including the Fourth Amended and Restated Credit Agreement dated as of April 23, 2013.

99.1	Press Release dated April 23, 2013.